                                                                  EXHIBIT 10.13

                              MICROSOFT CORPORATION
                               PROMOTION AGREEMENT

                  This Microsoft Corporation Promotion Agreement (the "Agreement") is made and entered as of the later of the three signature dates below (the "Effective Date") by and between Next Big Star, LLC ("NBS"), a Delaware corporation, and Microsoft Corporation ("Microsoft"), a Washington corporation.

                                    RECITALS

                  WHEREAS Next Big Star, LLC owns and operates a Web site currently titled "Next Big Star" and located at http://www.nextbigstar.com or such other replacement site owned and operated by Next Big Star, LLC (the "NBS Site") which provides end-users with information relating to talent search and other related information;

                  WHEREAS Microsoft owns and operates a Web site located at HTTP://WWW.MSN.COM currently titled MSN ("MSN"), and including a channel titled "Entertainment" located at HTTP://ENTERTAINMENT.MSN.COM or such other replacement site owned and operated by Microsoft (the "MSN Entertainment Channel" or "Channel") which provides end-users with information related to entertainment;

                  WHEREAS Microsoft and NBS desire to populate the MSN Entertainment Channel, in part, with select content, information and other materials created or licensed by, available on, and/or related to the NBS Site ("Content"), to provide various links between pages on the MSN Entertainment Channel and pages located on the NBS Site; and

                  WHEREAS NBS agrees to include MSN in all NBS offline promotions and to promote MSN on the NBS Site;

NOW THEREFORE, the parties agree as follows:

1.       NBS CONTENT PLACEMENT ON MSN.

         1.1 CONTENT. During the Term of this Agreement, NBS will provide to Microsoft current and newsworthy content as defined in Exhibit A
(the "Content").

         1.2 CONTENT PLACEMENT. Microsoft will place NBS's Content in the Channel as follows:

                  a. ON THE CHANNEL HOME PAGE. Microsoft may, in it's sole discretion, place NBS News Headlines and Feature Headlines (as defined in Exhibit A), on the top-level page of the MSN Entertainment Channel (the "Channel Home Page"). News Headlines and Feature Headlines appearing on the Channel Home Page will link to their associated stories ("News Stories" and "Features") located on the Feature Pages, as described below. NBS will receive a branded promo area (NBS Promo Box) on the left-hand column of the Channel Home Page with three to five text links (Microsoft may, in it's sole discretion, increase the number of text links in the NBS Promo Box). The size and placement of the Promo Box will be in Microsoft's sole discretion. Such links will link to NBS Content on MSN and from time to time some links could link directly to co-branded pages on the NBS Site ("NBS Links"). The text of the NBS Links will be determined by NBS, subject to approval by Microsoft. The NBS logo, placed at the top of the NBS Promo Box, will be a hyperlink to the top page of the NBS Site (HTTP://WWW.NEXTBIGSTAR.COM). Such NBS logo shall be no greater than 139 pixels by 45 pixels, shall be comparable in size with other third party logos within promo boxes and Microsoft may update the logo size specifications from time to time.

                  b. ON THE CATEGORY MENU PAGE. Microsoft may, in its sole discretion, place-- Feature Headlines (as defined in Exhibit A) on the top-level page of the Celebs category (the "Category Menu Page") and/or the Feature Pages. News Headlines (as defined In Exhibit A) may, in Microsoft's sole discretion, also appear on the Category Menu Page, and will link to their associated News Stories located on the Feature Pages.

                  c. ON FEATURE PAGES. News Stories and Features (as defined in Exhibit A) will be placed on Feature Pages only. "Feature Pages" shall mean the various pages within the Category which are accessible via direct links from the Channel Home Page and/or Category Menu Page. News Headlines and/or Feature Headlines from NBS may also be placed on Feature Pages; these News Headlines and/or Feature Headlines will link to their associated News Stories or Features on other Feature Pages. Links embedded in News Stories or Features by NDS will link to pages on the NBS Site such pages will include co-branding per Section
2.1 below. NBS will receive a NBS Promo Box (as described per Section 1.2a above) on the left-hand column of all Feature Pages which contain NBS News Stories or Features. The text of the NBS Links will be determined by NBS, subject to approval by Microsoft.

                  d. MSN HOME PAGE. Microsoft may, in its sole discretion, place NBS Headlines on the default MSN Home Page when the situation warrants (i.e. big events, celebrity interviews, or breaking news). These Headlines will link to their associated stories located on the Feature Pages.

                  e. OTHER PLACEMENT. Microsoft may, in its sole discretion, also place NBS Headlines News Stories or Features on other MSN Entertainment Channel pages or within Local Channel pages where appropriate (e.g., a bus tour through New York City will be covered by the New York City Guide within the MSN Local Channel). These Headlines will link to their associated stories located on the Feature Pages. Microsoft will also make reasonable efforts to include NBS related promotion links in relevant Entertainment Channel newsletters. Such links will link newsletter subscribers to NBS Content hosted on MSN or on the NBS Site.

                  f. MSN COMMUNITIES AND CHAT. Microsoft will make commercial reasonable efforts to work with NBS to (i) set up an official NBS community (monitored and managed by NBS staff) that focuses primarily on discussion topics relating to NBS, and (ii) set up online chat sessions hosted by celebrities provided by NBS.

                  g. In connection with the placement of Content as described in this Agreement, NBS hereby grants Microsoft (and the third parties with whom Microsoft contracts to create and distribute MSN) the non-exclusive (except as to the Content described in 2.2 below, in which NBS grants Microsoft an exclusive right), royalty-free, worldwide right to use, display and distribute all Content, including NBS's trademarks and logos. NBS further grants Microsoft the right to make minor formatting changes to editorial content for presentation purposes only (for example, truncating lengthy headlines, reformatting text to fit within page space limitations) without the need for prior approval by NBS. NBS shall retain all ownership rights to the Content and its trademarks and logos. Microsoft shall retain all its ownership rights to its intellectual property.

         1.3 DELIVERY. NBS agrees to deliver Content to Microsoft according to the specifications and delivery schedule set forth in Exhibit A. NBS shall use its best efforts to deliver Content that is complete, acceptable in style and quality, and free of errors, including without limitation, errors in grammar, punctuation and spelling. It is understood, however, that any such errors shall not constitute a material breach of this Agreement unless NBS fails to correct such errors within 24 hours upon receiving notice of such error(s). However, that the foregoing shall not apply to minor error(s) in spelling or punctuation, which Microsoft, with NBS's permission, may itself correct, and such errors shall not constitute a material breach of this Agreement. NBS understands that there may be additions, deletions or other changes that may affect the specifications, at any time during the term of this Agreement. Upon notice of any such changes by Microsoft, NBS and Microsoft shall work together to make any necessary changes to the specifications, and NBS shall use its best efforts to alter delivery methods and/or Content in order to accommodate any such chances to the specifications within one week following notice thereof. Microsoft reserves the right, after consultation with NBS and after NBS has had reasonable time to make corrections, not to post any Content that does not meet the specifications.

         1.4 CONTENT DEVELOPMENT. NBS agrees to regularly consult in good faith with Microsoft on the topics, editorial quality and timeliness of Content, and NBS will be respon-sible for ensuring that the Content is reflective of the overall commercial quality of NBS's products and services as of the Effective Date.

         1.5 COSTS AND REVENUES. All costs associated with the placement of Content on the MSN Entertainment Channel as set forth in this Section shall be the sole responsibility of Microsoft. Microsoft shall retain all revenues (including all advertising revenues) that are generated from the MSN Entertainment Channel and/or any other MSN pages on which NBS's Content receives placement.

2. NBS OBLIGATIONS. In consideration of the foregoing, NBS agrees to undertake the following obligations, respectively.

         2.1 CO-BRANDING. All NBS Site pages accessed by end users via hyperlinks from NBS Content on MSN, per this Agreement, shall conform to the co-branding specifications defined in Exhibit A. Additionally, Microsoft will use best efforts to assist NBS in the technical implementation of the co-branding. Use of the Microsoft Logo, or any replacement logo Microsoft may provide from time to time during the Term of this Agreement, shall be only in accordance with the Guidelines attached as Exhibit B hereto and which is incorporated herein by reference.

         2.2      EXCLUSIVE AND UNIQUE CONTENT ON MSN.

                  a. NBS will provide Microsoft with unique content to be promoted and featured exclusively on MSN.com on a weekly basis (e.g. the ability for viewers to vote and view video tapes but not to the exclusion of viewers viewing nonexclusive video tapes and voting in the context of NBS' regular talent contests; special celebrity interviews; promotional contests; special behind the scenes footage of NBS hosts, coverage of fourty-city bus tour launch party, etc.). One week after delivery of unique content to Microsoft, NBS may host and archive such unique content on NBS.com. Microsoft and NBS will structure a detailed, mutually agreeable content arrangement (i.e. content specifications) at a later date. NBS will not create similar unique content for any other third party web site during the term of this Agreement.

                  b. Microsoft will get limited exclusivity (Content will not be made available by NBS to other online portals) on breaking news, fresh talent search coverage, access to feeds of performances and special events, like information on semi-finals or finals of contest on a weekly basis. The foregoing shall not restrict NBS from promoting its talent contest on television or through newspaper and other entertainment related print or television. Microsoft and NBS will structure a detailed, mutually agreeable content arrangement (i.e. content specifications) at a later date.

         2.3      NBS PROMOTION OF MSN.

                  a. ONLINE PROMOTIONS. NBS will include prominent MSN text and logo links throughout the NBS Site to direct users to the exclusive NBS content hosted on MSN. The placement of these links will be subject to Microsoft's approval.

                  b. OFF-LINE PROMOTIONS. Subject to Microsoft's prior approval, NBS will include and/or mention MSN (brand, logo and url) in all off-line promotion and marketing activities reasonably within the control of NBS to increase MSN awareness. Such promotion and marketing activities include, but are not limited to, bus tours, on-air interviews and appearances, radio interviews, press kits, signage placement (in stores, t-shirts, tickets), industry publications.

                  c. OTHER PROMOTIONS. NBS and Microsoft will work together to offer promotional contests on MSN (e.g. winners receives free trip to quarterly finals). NBS will provide some free tickets to quarterly finals as give aways or promotions on MSN. Both parties agree to continue to work together to launch new co-marketing initiatives during the term of the Agreement.

                  d. All uses of the Microsoft Logo, or any replacement logo Microsoft may provide fromm time to time during the Term of this Agreement, shall be only in accordance with the Guidelines attached as Exhibit B hereto and which is incorporated herein by reference.

         2.4 COSTS AND REVENUES. All production and other costs associated with the foregoing co-branding and promotions on the NBS Site as set forth in this Section 2 shall be the sole responsibility of NBS, respectively, accept as provided elsewhere in this Agreement. NBS shall retain all respective revenues (including all advertising revenues) that are generated from the NBS Site, including the co-branded pages residing on NBS's servers.

3. EDITORIAL CONTROL. Subject to any express requirements set forth in this Agreement, the placement and content mix, tone, style, wording and graphic design of editorial content, including editorial promotions such as display copy and highlights, and positioning of categorical content on navigation bars within MSN and the MSN Entertainment Channel is at the sole discretion of Microsoft. In the event Microsoft chooses to alter the Content provided by NBS (except as allowed in Sec 1.2 and 1.3), per this Section 3, NBS shall retain the right to review such alterations and require modifications to preserve the original editorial intent of such Content. Should the parties fail to mutually agree on Content modifications, the Content in dispute shall be removed and/or replaced with other Content from the NBS Site. Subject to any express requirements set forth in this Agreement, the placement and content mix, tone, style, wording and graphic design of editorial content, including editorial promotions such as display copy and highlights, and positioning of categorical content on navigation bars on the NBS Site is at the sole discretion of NBS.

4. PRESS RELEASES. None of the parties will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party(ies), which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the parties may make factual informational references to the MSN Entertainment Channel and the NBS's participation in such MSN Entertainment Channel in other publicity and press releases without obtaining the other party's consent.

5. CONFIDENTIALITY. Microsoft and NBS have entered into a Microsoft Non-Disclosure Agreement, dated 1/18/00. The parties agree that the terms of such agreements shall be deemed incorporated herein, and further, that all terms and conditions of this Agreement shall be deemed Confidential Information as defined therein.

6.       REPRESENTATIONS, WARRANTIES AND INDEMNITY.

         6.1 NBS. NBS hereby represents and warrants that: (i) NBS has sufficient authority to enter into this Agreement; (ii) the Content delivered by NBS to Microsoft pursuant to this Agreement does not and will at all times not infringe any copyright, trade secret, trademark, or other personal or proprietary right held by any third Party; (iii) NBS has the full and exclusive right to grant or otherwise permit Microsoft to use the trademarks and logos set forth in this Agreement, and that it is aware of no claims by third parties adverse to any of such trademarks or logos; (iv) the NBS Site and all actions on the NBS Site are in compliance with all applicable laws; (v) to the extent that the Content contains third party materials, NBS has secured in writing all necessary third party permissions so that no further permissions and/or payments of any kind will be required by Microsoft for Microsoft's use of the Content as contemplated herein; and (vi) the Content does not and will not contain any messages, data, images or programs which are, by law, defamatory, obscene, or pornographic or in any way violate any applicable law. NBS hereby agrees to indemnify, pay the defense costs of, and hold MS harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with (a) any claim that (i) the Content violates any copyright, trade secret, trademark, or other proprietary right of any third party; (ii) third party permissions or licenses are required for MS to exercise any of its license rights with respect to the Content, including without limitation the use, modification, distribution and licensing of the Content; (iii) the Content is libelous, or violates any rights of privacy and/or publicity of any third party; or (iv) any instruction, advice, or information contained in the Content was inaccurate, false, misleading, or otherwise injurious to the end user; or (b) any claim which, taking the claimant's allegations to be true, would result in a breach by NBS of any of NBS's warranties and covenants set forth in this Agreement. Prompt notice shall be given to NBS of any claim to which the foregoing indemnity relates. NBS is, or within 90 days after the execution of this Agreement will become, a member in good standing in the TRUST-E privacy program, and will remain such or be a member in good standing of another industry-recognized online privacy organization during the Term. To the extent NBS collects personally identifiable information from its users on its own site, NBS will adhere to information gathering, dissemination, privacy protection and other practices specified in the TRUST-E license agreement available at http://www.truste.org, as such agreement may be amended from time to time or such other organization's license.

         6.2      MICROSOFT. Microsoft hereby represents and warrants to that:
(i) it has sufficient authority to enter into this Agreement; (ii) it has the full and exclusive right to grant or otherwise permit NBS to use the trademarks and logos set forth in this Agreement, and that it is aware of no claims by third parties adverse to any of such trademarks or logos; and (iii) Microsoft's modifications of Content will not cause otherwise non-defamatory and non-infringing Content to defame or infringe the intellectual property rights of any third party or otherwise violate any third party's personal or proprietary rights, and (iv) the Microsoft hosted MSN Entertainment Channel and Local Channel pages which contain Content, MSN links and MSN promotions on the NBS Site, and the elements of the online or offline Promotions do not and will not contain any messages, data, images or programs which are, by law, defamatory, obscene, or pornographic or in any way violate any applicable US law. Microsoft will indemnify NBS from and against any loss, claim, liability, damage, action or cause of action (including, without limitation, reasonable attorneys' fees) brought against NBS by a third party and arising from or related to (1) any content, including but not limited to the sweepstakes and/or other content related to the promotions, supplied by Microsoft under this Agreement, (2) any claim that the MSN Entertainment Channel (exclusive of Content) violates any rights of any third party, including any copyright or trademark, or (3) any breach by Microsoft of the foregoing warranties. Prompt notice shall be given to Microsoft of any claim to which the foregoing indemnity relates. NBS reserves the right to immediately discontinue the placement of any contested elements of any Microsoft content (including links to the MSN Site) on NBS or elsewhere as provided in this Agreement, pending the satisfactory resolution of such matter, in the event that NBS receives written notice which makes a reasonable and valid allegation that such contested elements delivered hereunder (a) violate any applicable US laws, and/or (b) infringe the copyrights, trademarks, service marks or any other proprietary right of any third party.

The warranties and representations in this Section 6 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder.

         6.3 DISCLAIMER. THE ABOVE WARRANTIES ARE THE ONLY WARRANTIES MADE BY THE PARTIES. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES OR REPRESENTATION EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NO PARTY WARRANTS THAT ACCESS TO OR USE OF THE RESPECTIVE WEB SITES WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ANY SOFTWARE OR SERVICES WILL MEET ANY PARTICULAR CRITERIA OF PERFORMANCE OR QUALITY.

7. LIMITATION OF LIABILITY. NO PARTY SHALL BE LIABLE TO THE OTHER(S) FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION SHALL NOT APPLY TO ANY PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; (B) CONFIDENTIALITY OBLIGATIONS UNDER
SECTION 5; AND (C) WARRANTIES AND INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.

8.       TERM AND TERMINATION.

         8.1 TERM. The term of this Agreement ("Term") shall commence on the Effective Date and end on the day before the first anniversary of the Start Date, unless earlier terminated as provided in this Section 8. For purposes of this Agreement, the term "Start Date" shall mean February 15, 2000.

         8.2 RENEWAL. If any party(ies) desires to extend the Term, then such party shall give written notice to the other party(ies) no later than sixty
(60) days prior to the expected expiration date. If no such notice is given, this Agreement shall terminate as set forth in Section 8. 1.

         8.3 TERMINATION BY EITHER PARTY FOR CAUSE. In addition to any other rights and/or remedies that a party(ies) may have under the circumstances, all of which are expressly reserved, any party(ies) may suspend performance and/or terminate this Agreement immediately upon written notice at any time if,

                  (a) The other party(ies) is in material breach of any material warranty, representation, term, or condition of this Agreement, other than those contained in

         Section 5, and fails to cure that breach within thirty (30) days after written notice thereof; or

                  (b) The other party(ies) is in material breach of Section 5.

         8.4 TERMINATION FOR CHANGES IN BUSINESS. Microsoft may terminate this Agreement sixty (60) days after Microsoft notifies NBS in writing that: (a) Microsoft intends to cease the production and operation of MSN and/or the MSN Entertainment Channel within ninety (90) days following such notice, or (b) Microsoft intends to delegate primary responsibility for MSN Entertainment Channel programming, production, content selection and/or editorial matters to a third party not under the control of Microsoft within ninety (90) days following such notice. NBS may terminate this Agreement sixty (60) days after NBS notifies Microsoft in writing that: (a) NBS intends to cease the production and operation of NBS Site within ninety (90) days following such notice, or (b) NBS intends to delegate primary responsibility for NBS Site programming, production, content selection and/or editorial matters to a third party not under the control of NBS within ninety (90) days following such notice. Upon the effective date of any such termination, neither party shall have any further contractual rights or obligations to the other. For purposes of this paragraph, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, corporation, partnership, association or other entity or organization, whether through ownership of voting shares, by contract, or otherwise.

         8.5 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Without limitation in such parties' rights or remedies as a result of such default, either party may terminate this Agreement immediately following written notice to the other party if the other party: (i) ceases to do business in the normal course; (ii) becomes or is declared insolvent or bankrupt; (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors, each of which shall be considered a material default.

         8.6 EFFECT OF TERMINATION. Upon the expiration or termination of this Agreement, Microsoft shall cease the publication of Content, including the use of NBS logos and trademarks, except as otherwise specifically provided hereunder, and NBS shall cease using the Microsoft Logo or other Microsoft branding and shall, upon request by Microsoft, immediately remove any hyperlinks from the NBS Site to MSN. In the event of termination or expiration of this Agreement for any reason, Sections 5, 6, 7, 8 and 9 shall survive termination.

9.       GENERAL.

         9.1 NOTICES. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the

United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:


      NOTICES TO NEXTBIG STAR, LLC:                              NOTICES TO MICROSOFT:

      Next Big Star, LLC                                         Microsoft Corporation
      c/o Victory Entertainment Corporation                      ONE MICROSOFT WAY
      1000 UNIVERSAL STUDIO FLORIDA,                             REDMOND, WA 98052-6399
      BUILDING 22-A
      ORLANDO, FL 32819                                          Attn:  MSN Business Development
                                                                 Telephone:  (425) 882-8080
      ATTN:  MICHAEL H. GERBER, PRESIDENT/CEO                    Fax:  (425) 936-7329
      Telephone:  (407) 224-5360                                 email/Internet address: GRACHANG@MICROSOFT.COM or
      Fax: (407) 224-3510                                        DONSENA(@MICROSOFT.COM
      email/Internet address: mghvictory@aol.com

      Copy to: Michael Collyer, Esq.                             Copy to: Microsoft Corporation Law & Corporate
                Kay Collyer & Boose LLP                                   Affairs
                One Dag Hammarskjold Plaza,                               One Microsoft Way
                31st Floor                                                Redmond, WA 98052-6399
                New York, NY 10017-2299                                   Attn:  MSN.com Legal Unit
                Telephone:  (212) 940-8224                                Fax:  (425) 936-7409
                Fax:    (212)755-0921
                Email/Internet address: MCOLLYER@KAYCB.COM

or to such other address as a party may designate pursuant to this notice provision.

         9.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of NBS and Microsoft by their respective duly authorized representatives.

         9.3 ASSIGNMENT. No party may assign this Agreement, or any portion thereof, to any third party unless the other parties expressly consent to such assignment in writing. Notwithstanding the preceding sentence, any party may assign this Agreement or any portion thereof to any subsidiary, affiliate, joint venture, partnership, or limited liability company in which such party owns or controls fifty percent (50%) or more of the voting securities. The parties may also assign this agreement without the other party's consent to any successor to the party's business, whether by means of acquisition of assets, merger of the party with another in which case it is not the survivor or sale of 50% of more of the outstanding stock of the party. Any attempted assignment without such consent shall give the non-assigning party the right to terminate this Agreement effective upon written notice.

         9.4 GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

         9.5 CONSTRUCTION. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by any party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against any party.

         9.6 RELATIONSHIP OF PARTIES. Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, agency relationship or granting a franchise between the parties.

         9.7 "Microsoft" shall mean Microsoft Corporation, its subsidiaries, affiliates, and the joint ventures, partnerships, and limited liability companies in which Microsoft participates with control of fifty percent (50%) or more of the voting securities.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.


MICROSOFT CORPORATION                    NEXT BIG STAR, LLC

-------------------------------------    ---------------------------------------
By (Sign)                                By (Sign)


-------------------------------------    ---------------------------------------
Name (Print)                             Name (Print)

                                      -12-


-------------------------------------    ---------------------------------------
Title                                    Title

1/24/00                                  1/22/00
-------------------------------------    ---------------------------------------
Date                                     Date

                                    EXHIBIT A

                           SPECIFICATIONS AND SCHEDULE

1.       GENERAL SPECIFICATIONS.

         a.       CONTENT SPECIFICATIONS.

                  i. "News Stories" (and their associated News Headlines) should contain information about talent search in the entertainment industry and tour and contest news that is current and appeals to a general audience, and may include relevant photos, images, graphics or other media. News Stories are not advertisements; the News Stories must be high quality and the standard of newsworthy must be applied to this Content. NBS will make best efforts possible to provide Microsoft with at least two News Stories per week during the course of this Agreement.

                  ii. "Features" (and their associated Feature Headlines) shall mean articles that don't necessarily conform to the narrower "news" definition and might include artist profiles, star interviews, Q&A, reports on events and trends. NBS will provide Microsoft with at least two features (with photos or other visuals) per week during the course of this Agreement. Upon Microsoft's occasional request, NBS will provide additional Features, such as special event coverage, seasonal event reporting, or other content appearing on the NBS Site, for publication on Feature Pages.

         b.       PERFORMANCE SPECIFICATIONS.

                  i. Microsoft and NBS will make best efforts to provide a standard of performance to match any leading web site.

                  ii. The parties shall work together to implement the procedures as reasonably necessary to ensure that Microsoft is notified of all site failure(s) or significant decline(s) in performance.

         2. DELIVERY SCHEDULE. Content shall be delivered according to the following:

NBS guarantees that all News Stories and News Headlines will be updated daily within an area on an NBS server (see File Specifications below) by 12:00 midnight PST. However, the infrequent and unintentional failure to update News Stories and News Headlines by 12:00 midnight PST by NBS will not constitute a material breach of this Agreement. The Features and NBS Links will be provided in the same area and will be updated each week. NBS agrees to work with Microsoft to implement a mutually agreeable system to notify Microsoft after any breaking News Story is published during the day.

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                                      -2-


3. CO-BRANDING SPECIFICATIONS. The MSN Template includes the following components

                  i. The Network headers and footers. It will be included on the NBS page that receive MSN traffic in the manner provided by Microsoft.

                  ii. The Network Promotion Inventory. It will be included on the first co-branded NBS page users arrive from MSN.

4.       FILE SPECIFICATIONS. Content will be delivered in the following format:

NBS will provide Microsoft with access to an area on an NBS server which will automatically harvest the appropriate content for distribution per this Agreement. This dedicated area on an NBS server will contain only files for MS per this Agreement. The content will update per the Delivery Schedule determined by the parties.

5.       NBS SUPPORT.

Key Contact. NBS will assign a member of their staff to be the main point of contact for all issues related to NBS Site and NBS Content on MSN, including editorial questions, request for fixes, technical problems, etc. Such main point of contact should also have 24-hour backup should he/she be on vacation, sick or otherwise out of the office. The NBS main point of contact will work within NBS to ensure all MSN issues are addressed promptly.

         a.       SUPPORT CONTACTS.  NBS's technical support contacts are:

                  Engineering Issues: Paul Urfi. Phone: 561-218-1734; email:
                                      purfi@ovnmedia.com.

                  Production Issues:  Toby Martin. Phone: 407-224-5360; cell:
                                      407-758-6120; email: tgmvictory@aol.com.

         b. ERROR CORRECTION. If Microsoft does not receive Content due to transmission problems then NBS must follow the following process and requirements:

                  Process for Corrections:
                           Timing (24 hours)
                           Format of corrections: html format
                           Method (Email)

                  Resubmit Transmission - If for any reason Microsoft does not receive information due to transmission errors by either party then NBS must follow the following process and requirements.

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                                      -3-


                  Process for Corrections:
                           Timing (24 hours)
                           Format of corrections: html format
                           Method (Email)

         c.       ESCALATION PROCEDURES FOR TECHNICAL ISSUES

                  High priority 24 hr. phone support
                  Expected 2-4 hour resolution.

                       Paul Urfi. Phone: 561-218-1734; email: purfi@ovnmedia.com

                  Less urgent, phone/mail support Expected 72 hour resolution.

                       Paul Urfi. Phone: 561-218-1734; email: purfi@ovnmedia.com

                                    EXHIBIT B

                            USING THE MICROSOFT LOGO

1.       Microsoft Logo:

2.       Usage Guidelines:

The following guidelines apply whenever NBS places a copy of the Microsoft Logo on the NBS Site, or related collateral materials.

         1. Except as Microsoft may authorize elsewhere, NBS may use only the Microsoft Logo in accordance with the Agreement and guidelines set forth below. By signing the Agreement, NBS agrees to be bound by these Guidelines.

         2. NBS may only use the Microsoft Logo on the NBS Site pages identified in this Agreement, and not in any other manner. It must always be an active link to the MSN Entertainment Channel at http://entertainment.msn.com or other URL(s) as directed by Microsoft.

         3. The Microsoft Logo may be used only on the NBS Site as set forth in the Agreement. The NBS Site title must appear at least as prominent as the Logo. NBS may not display the Microsoft Logo in any manner that implies sponsorship, endorsement, or license by Microsoft.

         4. The Microsoft Logo must appear by itself, with a minimum spacing (half the height of the Microsoft Logo) between each side of the Logo and other graphic or textual elements on NBS Site page other than background images. The Logo may not be used as a feature or design element of any other logo.

         5. NBS may not alter the Microsoft Logo in any mannerincluding size, proportions, colors, elements, etc., or animate, morph or otherwise distort its perspective or two-dimensional appearance.

         6. NBS may not use the Microsoft Logo on any site that disparages Microsoft or its products or services, infringes any Microsoft intellectual property or other rights, or violates any state, federal or international law.

         7. These guidelines do not grant a license or any other right in Microsoft' logos or trademarks. Microsoft reserves the right in its sole discretion to terminate or modify permission to

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                                      -2-


use the MSN Logo at any time. Microsoft reserves the right to take action against any use that does not conform to these policies, infringes any Microsoft intellectual property or other-right, or violates other applicable law.

         8. Microsoft reserves the right to change, modify the logo at its sole discretion.

         9. MICROSOFT DISCLAIMS ANY WARRANTIES THAT MAY BE EXPRESS OR IMPLIED BY LAW REGARDING THE LOGO, INCLUDING WARRANTIES AGAINST INFRINGEMENT.